SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant  [x]

File by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-
      6(e)(2))

[x]   Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                             NAB ASSET CORPORATION

 ................................................................................

                  (Name of Registrant as Specified In Its Charter)

 ................................................................................

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     ...........................................................................

     2)   Aggregate number of securities to which transaction applies:

     ...........................................................................

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ...........................................................................

     4)   Proposed maximum aggregate value of transaction:

     ...........................................................................

     5)   Total fee paid:

     ...........................................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:

      ..........................................................................

      2)  Form, Schedule or Registration Statement No.:

      ..........................................................................

      3)  Filing Party:

      ..........................................................................

      4)   Date Filed:

      ..........................................................................

                             NAB ASSET CORPORATION
                       19200 VON KARMAN AVENUE, SUITE 950
                               IRVINE, CA  92612
                                  714/475-4444

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                NOVEMBER 4, 1997

         Notice is hereby given that the Annual Meeting of Shareholders of NAB Asset Corporation (the "Company") will be held at 8:30 a.m. on Tuesday, November 4, 1997, at the offices of Consumer Portfolio Services, Inc., 2 Ada, Irvine, CA 92618, for the following purposes.


         1. To elect four (4) persons to serve on the Company's Board of Directors until the next annual meeting of shareholders and until their successors are elected and qualify; and

         2. To consider and take action upon any other matter that may properly come before the Annual Meeting, or any adjournment or postponement thereof.

         Pursuant to the Company's By-laws, the Board of Directors has fixed the number of directors of the Company at four (4), effective as of the completion of the Annual Meeting, until such number is changed in accordance with the Bylaws.

         Holders of record of Common Stock at the close of business on October 1, 1997, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. A list of the holders of record of Common Stock as of October 1, 1997 will be open after October 24, 1997 to the examination of any such shareholder for any purpose germane to the Annual Meeting at the Company's offices at 19200 Von Karman Avenue, Suite 950, Irvine, CA 92612, during usual business hours.

                                           By order of the Board of Directors




                                           Secretary
October 16, 1997

                                   IMPORTANT

         You are cordially invited to attend the Annual Meeting in person. Even if you plan to be present, you are urged to mark, date, sign and return the enclosed proxy at your earliest convenience in the envelope provided, which requires no postage if mailed in the United States. If you attend the Annual Meeting, you may vote either in person or by your proxy.

                             NAB ASSET CORPORATION
             19200 Von Karman Avenue, Suite 950, Irvine, CA  92612
                                  714/475-4444

                                PROXY STATEMENT



                                  INTRODUCTION

         The accompanying proxy, mailed together with this Proxy Statement, is solicited by and on behalf of the Board of Directors of NAB Asset Corporation, a Texas corporation ("NAB or Company"), for use at the Annual Meeting of Shareholders of NAB to be held on November 4, 1997 and any adjournments thereof (the "Annual Meeting"), notice of which is attached hereto. This Proxy Statement and the accompanying proxy and Annual Report have been first mailed to shareholders on or about October 16, 1997. As used in this Proxy Statement, (1) the term "CPS" means Consumer Portfolio Services, Inc., which owns 38% of the outstanding shares of NAB Common Stock and (2) the term "MPS" means Mortgage Portfolio Services, Inc., which is a subsidiary of NAB.

PURPOSES OF THE MEETING

         At the Annual Meeting, action will be taken upon the following matters:

         (1) Election of four (4) directors to serve until the next annual meeting of shareholders; and

         (2) Such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors of NAB does not know of any matters that may be acted upon at the meeting other than the matters set forth in item (1), above.

                             RECORD DATE AND VOTING

         The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting is the close of business on October 1, 1997. At the close of business on such date, the issued and outstanding capital stock of NAB consisted of 5,091,300 shares of Common Stock. A list of the holders of record of Common Stock as of such date will be open during usual business hours after October 24, 1997 to the examination of any such shareholder for any purpose germane to the Annual Meeting at NAB's corporate offices at 19200 Von Karman Avenue, Suite 950, Irvine, CA 92612.

         The holders of NAB Common Stock will be entitled to one vote per share for each matter that may be properly brought before the Annual Meeting or any adjournment thereof. Neither the Articles of Incorporation nor the By-laws of NAB provide for cumulative voting rights. The Company's By-laws provide that the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereat will constitute a quorum for the transaction of business. The directors shall be elected by a plurality of the votes cast in the election by the holders of Common Stock represented and entitled to vote at the Annual Meeting provided that a quorum is present. Any other matters submitted to the shareholders shall be approved by the affirmative vote of a majority of the shares entitled to vote on such matter and represented in person or by proxy at the Annual Meeting, provided that a quorum is present. Abstentions and "non-votes" will be counted as present for purposes of determining whether the quorum requirement is satisfied. Abstentions will not be counted either for or against the election of directors. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

         Shares represented by valid proxies will be voted at the meeting in accordance with the directions given in the proxy. If the proxy card is signed and returned without any direction given, the shares will be voted FOR the election of the four nominees for director named in the proxy. The Board of Directors does not intend to present, and has no information that others will present, any business at the Annual Meeting other than as set forth in the attached Notice of Annual Meeting of Shareholders. However, if other matters requiring vote of shareholders come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment on such matters. Any shareholder of NAB has the unconditional right to revoke his proxy at any time prior to the voting thereof by submitting a later-dated proxy, by attending the meeting and voting in person or by written notice to NAB addressed to Alan Ferree, Secretary, NAB Asset Corporation, 19200 Von Karman Avenue, Suite 950, Irvine, CA 92612. However, no such revocation shall be effective until received by NAB at or prior to the meeting.

         The cost of solicitation of proxies for the meeting will be borne by NAB. Solicitation may be made by mail, personal interview, telephone and/or telegraph by officers and other employees of NAB, who will receive no additional compensation therefor.

                                    PROPOSAL
                             ELECTION OF DIRECTORS

Nominations

         Pursuant to the Company's By-laws, the Board of Directors has fixed the number of directors of the Company at four (4), effective as of the completion of the Annual Meeting, until such number is changed in accordance with the By-laws. The Board of Directors has nominated Charles E. Bradley, Sr., Charles E. Bradley, Jr., James B. Gardner and Michael W. Caton for election as directors at the Annual Meeting, and each has agreed to serve as such if elected. Directors of the Company are elected annually to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

         Set forth below is certain information regarding the nominees.

                                                         BUSINESS EXPERIENCE DURING
NAME                         AGE                             PAST FIVE YEARS
----                         ---                         --------------------------
Charles E. Bradley, Sr.      68              Chairman of the Board and Chief Executive Officer of NAB since
                                             June 1996. Chairman of the Board of CPS since its formation in
                                             March 1991.  One of the founders of Stanwich Partners, Inc.
                                             ("Stanwich"), a Connecticut investment firm which acquires controlling interest in companies in conjunction with the
                                             existing operating managment of such companies, and has been
                                             President, a Director and a shareholder of that company since its formation in 1982.  Director of CPS, Zydeco Energy Corporation,
                                             Audits & Surveys Worldwide, Inc., DeVieg-Bullard, Inc. Chatwins
                                             Groups, Inc., General Housewares Corp, Sanitas, Inc., and Texon
                                             Energy Corporation.  Father of Charles E. Bradley, Jr. Director
                                             of NAB since June 1996.

Charles E. Bradley, Jr.       37             President and Director of CPS since its formation March 1991.  In
                                             January 1992, appointed Chief Executive Officer of CPS.  Director of Chatwins Group, Inc., Texon Energy Corporation and Thomas Nix
                                             Distributor, Inc. Director of NAB since June 1996.

Michael W. Caton              55             President and Chief Operating Officer of NAB since June 1996. From
                                             1995 to 1996 as a consultant, developed business and strategic plans for and organized MPS.  Organizing founder, President and Chief
                                             Executive of Crescent Mortgage Company and Crescent Banking Company,
                                             from 1988 to 1995.  Director of NAB since June 1996.

James B. Gardner              62             Managing Director of Service Asset Management Company since May 1994.
                                             President and Chief Executive Officer of Pacific Southwest Bank, F.S.B.
                                             from November 1991 to April 1994.  Retired Vice Chairman of Banc One,
                                             Texas, NA. Director of Century Telephone Enterprises, Inc., and Ennis
                                             Business Forms, Inc. Director of NAB since November 1996.

         NAB's Board of Directors currently consists of six persons - the nominees listed above, Robert Bettigole, and Emil A. Nakfoor. Mr. Nakfoor and Mr. Bettigole have been directors of NAB since 1991 and 1996, respectively. Their terms of office expire at the Annual Meeting.

         Under a rule of the NASDAQ Stock Market adopted on August 22, 1997, the Company will be required to have a minimum of two independent directors by February 22, 1998. Of the nominees only Mr. Gardner is an independent director within the meaning of this rule. Mr. Bradley, Sr. and Mr. Caton do not qualify because they are employees of the Company, and, in Mr. Bradley, Sr.'s case, because of his relationship with CPS. Mr. Bradley, Jr. appears not to qualify because of his relationship with CPS. To bring the Company into compliance with the NASDAQ rule, the nominees, if elected, intend to do the following by February 22, 1998: (1) attempt to identify a qualified candidate for director who would be considered an independent director of NAB (under the NASDAQ rule) and would be willing to serve as such, (2) adopt a resolution to increase the number of directors to five and (3) pursuant to their authority under the By-laws, elect such candidate as a director (if any is identified who is willing to serve) of NAB for a term expiring at the next annual meeting of shareholders, which is tentatively scheduled for June 1998. The nominees have not as yet identified any such candidate.


NOMINATIONS BY SHAREHOLDERS

         Under the By-laws, a shareholder may nominate persons for election as directors under certain conditions. For the procedures applicable to shareholder nominations, see under "CONDUCT OF BUSINESS - SHAREHOLDER PROPOSALS," below


BOARD AND COMMITTEE MEETINGS

         The Board of Directors met seven times during the 1996 fiscal year. Standing committees of the Board include an Audit Committee and a Compensation Committee, both of which met concurrently with the Board of Directors during the period.

         The Audit Committee is comprised of Messrs. Bettigole (Chairman), Gardner and Nakfoor. All members are non-employee directors. The Committee addresses matters which include, among other things, (1) making recommendations to the Board of Directors regarding engagement of independent auditors, (2) reviewing with the Company's financial management the plans for, and results of, the independent audit engagement, (3) reviewing the adequacy of the Company's system of internal accounting controls, (4) monitoring the Company's internal audit program to assure that areas of potential risk are adequately covered and
(5) reviewing legal and regulatory matters that may have a material impact on the Company's financial statements.

         The Compensation Committee is comprised of Messrs. Nakfoor (Chairman), Bettigole and Gardner. All members are non-employee directors. The Committee's primary functions are to determine remuneration policies applicable to the Company's executive officers and to determine the bases of the compensation of the Chief Executive Officer, including the factors and criteria on which such compensation is to be based. The Committee also administered the Company's two stock option plans, which have now been terminated, as described under "Executive Compensation - Termination of Stock Option Plans," below.

         After the Annual Meeting, the Board of Directors will consist of four directors. It is expected that the entire Board of Directors will then act as the Audit Committee and the Compensation Committee until such time, if any, as the number of directors is increased.

         The incumbent directors attended all meetings of the Board of Directors and all committee meetings of the Board of Directors held during the period or (held during the period for which the incumbent was a director or a member of such committee).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES NAMED IN THIS PROXY STATEMENT.


                       INFORMATION REGARDING THE COMPANY

Executive Officers

The following persons are or may be deemed to be executive officers of the
Company:

Name                                 Position
----                                 --------
Charles E. Bradley, Sr.              Chairman and Chief Executive Officer

Michael W. Caton                     President and Chief Operating Officer
Alan Ferree                          Senior Vice President, Chief Financial
                                      Officer and Secretary
James E. Hinton                      President and Chief Executive Officer of
                                      MPS

         Information concerning the business backgrounds of Messrs. Bradley, Sr., Bradley, Jr. and Caton is set forth in the table under "PROPOSAL - ELECTION OF DIRECTORS," above.

         Mr. Ferree, 38, has been an officer of NAB since January 1997. From 1995 to 1996 he served as Senior Vice President of Pacific Southwest Bank in Dallas, Texas. From 1994 to 1995 he was an independent consultant. From 1989 to 1994 he was Executive Vice President of wholesale banking for Bluebonnet Savings Bank FSB in Dallas, Texas.

         Mr. Hinton, 46, has been President of MPS since 1996. From 1992 to 1996 he served as Executive Vice President in charge of the mortgage banking division of Pacific Southwest Bank in Dallas, Texas.

EXECUTIVE COMPENSATION

         The following table sets forth all compensation earned during 1994, 1995 and 1996 by (1) the Company's Chief Executive Officer, (2) all other persons who may be deemed to be current executive officers of the Company and
(3) the two most highly compensated former executive officers of the Company who served as such during a portion, but not as of the end of 1996.

                          SUMMARY COMPENSATION TABLE

                                                                                          Long Term
                                                                                         Compensation
                                                   Annual Compensation                      Awards
                                  ------------------------------------------------    ---------------------
                                                                                      Securities Underlying       All Other
                                  Fiscal Year           Salary ($)        Bonus ($)(1)    Options/SAR's(#)        Compensation($)(2)
Charles E. Bradley, Sr.
Chairman of the Board and
Chief Executive Officer (3)             1996              42,000                -                  -                    -
                                        1995                   -                -                  -                    -
                                        1994                   -                -                  -                    -

Michael W. Caton,
 President (4)                          1996             108,000           80,000            120,000                3,300
                                        1995                   -                -                  -                    -
                                        1994                   -                -                  -                    -

Allan Ferrer,
Senior Vice President and
Chief Financial Officer                 1996                   -                -                  -                    -
                                        1995                   -                -                  -                    -
                                        1994                   -                -                  -                    -

James Hinton, President
Mortgage Portfolio
 Services, Inc. (5)                     1996             144,000                -                  -                    -
                                        1995                   -                -                  -                    -
                                        1994                   -                -                  -                    -

Michael A. Hrebenar
President and Chief
Executive Officer (until June,
 1996)                                  1996             111,708                -                  -                   -
                                        1995             159,000          158,175              4,340                   -
                                        1994             159,000          158,175              4,340                   -

Richard A. Durnham
Executive Vice President
(until June, 1996)                      1996              81,902                -                  -                   -
                                        1995             135,000          130,425                  -                   -
                                        1994             135,000                -                  -                   -


(1) Cash bonuses for services rendered have been listed in the year earned, but were actually paid in the following year.

(2)  Car Allowance.

(3)  Mr. Bradley's base salary is $100,000 per year.

(4) Mr. Caton has an employment agreement pursuant to which his minimum annual salary commencing on December 1, 1996, is $160,000 for 1996, $185,000 for 1997 and $210,000 until June 30, 1999.

(5)  Mr. Hinton's base salary is $175,000 per year.

Termination of Stock Option Plans

         In June 1996 the Board of Directors adopted, subject to shareholder approval, the 1996 Incentive Stock Option Plan (the "Incentive Plan") and the 1996 Non-Employee Director Stock Option Plan (the "Director Plan"). The Incentive Plan provided for, among other things, the grant to key employees of the Company of options to purchase shares of NAB Common Stock. The Director Plan provided for, among other things, the grant of options to purchase shares of NAB Common Stock to directors of the Company who were not also employees of the Company.

         In 1996 and 1997, the following options were granted under the Incentive Plan (to executive officers) and the Director Plan (to non-employee directors), in each case at a price per share equal to the fair market value per share on the date of grant and, in each case subject to shareholder approval of the governing plan.

                                                                                  No. of Shares
                                    Date of                                        Subject to              Option Price per
Name of Optionee                     Grant                   Plan                    Option                      Share
-----------------------      ------------------      ------------------      --------------------      ----------------------

Robert Bettigole                     6/7/96                Director                  15,000                      $1.70

Charles E. Bradley, Jr.              6/7/96                Director                  15,000                      $1.70

Emil A. Nakfoor                      6/7/96                Director                  15,000                      $1.70

Alan Ferree                         1/10/97                Incentive                 50,000                      $3.50

James B. Gardner                    11/8/96                Director                  15,000                      $2.02

Michael W. Caton                     6/7/96                Incentive                120,000                      $1.70


         The shareholders of NAB have not approved the Director Plan or the Incentive Plan, as a meeting of shareholders has not been held since adoption of the plans by the Board of Directors. In September 1997 the Board of Directors terminated the Incentive Plan and the Director Plan, and, by agreement with the optionees, terminated all outstanding options under both plans. Accordingly, the Company currently has no employee or director stock option plans, and there are no currently outstanding stock options held by any employee or director.

         The Board of Directors expects to adopt an alternate form of incentive compensation for NAB's key employees and non-employee directors, as a substitute for the now terminated stock option plans. The nature and amount of such compensation has not yet been determined.

Options and SAR Grants

         The following table sets forth the only option granted to a named executive officer during 1996 to purchase shares of NAB Common Stock. this option, which was granted under the now terminated 1996 Incentive Stock Option Plan, has been terminated and is no longer outstanding. The option or exercise price per share for this option was the fair market value per share of NAB Common Stock on the date of grant.

                   OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

                                                                                                       Potential Realizable
                                                                                                         Value at Assumed
                                                                                                        Annual Rates of Stock
                                                                                                      Appreciation for Option
                        Individual Grants                                                                        Term
-----------------------------------------------------------------------------------------------    ---------------------------
                           Number            % of Total
                        of Securities       Option/SAR's
                         Underlying          Granted in
                        Options/SAR's         Employees         Exercise Price       Expiration
   Name                  Granted (#)        In Fiscal Year         ($/Sh)              Date          5% ($)         10% ($)
------------            -------------      ---------------      --------------       ----------    ----------     ----------
Michael W. Caton (2)        120,000             82.75%              $1.703125          6/6/07        $128,530       $325,721

Aggregated Option Exercises and Fiscal Year End Table

         The following table sets forth, as of December 31, 1996, the number of unexercised options held by each named executive officer, the number of shares of NAB Common Stock subject to then exercisable and unexercisable options held by such persons and the value, at December 31, 1996, of all unexercised options held by such persons. The option referred to in the table is the same option referred to in the preceding table and, as noted, has been terminated unexercised. No stock options were exercised during 1996.

                                                           Number of
                                                      Securities Underlying
                                                          Unexercised                       Value of Unexercised
                                                          Options/SARs                          In-The-Money
                                                           at year-End(1)                       Options/SAR's
                Shares acquired      Value        -------------------------------        --------------------------------
   Name          On exercise (#)   Realized ($)   Exercisable       Unexercisable        Exercisable        Unexercisable
   ----         ---------------    -----------    -----------       -------------        -----------        -------------
Michael W. Caton           -          $   -             -               120,000            $    -             $260,624 (3)


(1) Amounts set forth in the table reflect the number and value of shares and options only, as NAB has issued no SAR's. Valuation is based upon the last sales price on December 31, 1996 of $3.875 per share, as reported by NASDAQ.

Employment Agreements

         Mr. Caton has an Employment Agreement with NAB pursuant to which he is serving as President of the Company for a term that ends on June 30, 1999 and for a salary at the following annual rates: $160,000 for 1996; $185,000 for 1997; and $210,000 during the period from January 1, 1998 through June 30, 1999. Under the agreement, he receives a car allowance of $550 per month and is eligible to receive a bonus each year in an amount up to 50% of his salary for such year, as determined by the Board of Directors. The agreement also provides for the payment to him of an amount equal to 5% of the aggregate increase , if any, in the value of NAB's equity investments in its subsidiaries, measured as of the earlier of June 30, 2001 or the end of the month prior to the month in which his employment terminates. If his employment with NAB is terminated without cause or because of disability, NAB is obligated to continue to pay him the salary specified in the agreement for a period ending on the later to occur of June 30, 1999 or the first anniversary of the date of his termination, except that, in the case of disability, the salary continuation is reduced by the amount of any benefits he receives from disability insurance provided by NAB.

         Mr. Hinton has an Employment Agreement with MPS, pursuant to which he is serving as President and Chief Executive Officer of MPS for a term that ends on March 18, 1999 and for a salary at the rate of $175,000 per year. Under the agreement, he receives a car allowance of $550 per month and is eligible to receive an annual bonus at the discretion of the Board of Directors of MPS. If his employment with MPS terminates without cause or because of disability, MPS is obligated to continue to pay him the salary specified in the agreement for a period ending on the later to occur of March 18, 1999 or the first anniversary of the date of his termination, except that, in the case of disability, the salary continuation is reduced by the amount of any benefits he receives from disability insurance provided by MPS.

Compensation of Directors

         Directors who are officers or employees of the Company do not receive any additional compensation for serving as directors or as members of committees of the Board of Directors. Directors who are not officers or employees of the Company each receive a annual retainer of $15,000 and a fee of $750 for each meeting of the Board of Directors or committee of the Board of Directors which he attends. Directors are reimbursed for out-of-pocket costs incurred in connection with attending meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

During the last fiscal year the Compensation Committee was composed of Mr. Nakfoor (as Chairman), Mr. Bettigole and Mr. Gardner. None of the members of the Compensation Committee is a present or former employee of the Company.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors provides advice and recommendations to the Board of Directors concerning the salaries and bonuses of the officers of NAB. The Board of Directors approves those salaries and bonuses. The Committee administered the Company's 1996 Incentive Stock Option Plan and 1996 Non-Employee Director Stock Option Plan before such plans were terminated in September 1997. This report describes the policies and principals which shape the structure of NAB's executive compensation program.

         NAB's executive compensation program is structured to achieve the following objectives:

- to attract, retain and motivate highly qualified, energetic and talented executives;

- to create an incentive to increase stockholder returns by establishing a direct and substantial link between individual compensation and certain financial measures which have a direct effect on stockholder values, and;

- to create substantial long-term compensation opportunities for individual executive officers based not only on long-term corporate performance but also on sustained long-term individual performance.

         To achieve its compensation objectives, NAB has structured an executive compensation program using a combination of short-term and long-term elements:
(i) annual salary, (ii) annual bonus, and (iii) in some cases, long-term contingent performance bonuses. In addition, the executive officers of NAB are eligible to receive other benefits such as medical benefits which are generally available to employees of NAB and its subsidiaries.

         In structuring the specific components of executive compensation, NAB is guided by the following principles:

- annual compensation should be set within reasonable ranges of the annual compensation for similar positions with similarly-sized and types of companies which engage in one or more of the principal businesses in which NAB engages.

- bonus payments should vary with the individual's performance and NAB's financial performance; and

- a significant portion of compensation should be in the form of long-term incentive compensation which aligns the interests of executives with those of the stockholders and which creates rewards for long-term sustained company performance and the achievements of NAB's strategic objectives and to the extent that a recipient exercises options which have vested by the achievement of performance goals.

CEO Compensation

         NAB's current Chief Executive Officer (Mr. Bradley, Sr.) receives a salary at the rate of $100,000 per year. During 1996 he did not receive a bonus or participate in any employee benefit programs of NAB. The salary of the Chief Executive Officer was within or below the Compensation Committee's salary range guidelines and objectives for the Company's officers.

THE COMPENSATION COMMITTEE
--------------------------

Robert Bettigole
James Gardner
Emil A. Nakfoor

Company Stock Performance

         The following graph shows a comparison, for the period June 6, 1996 through June 30, 1997, of the cumulative total return for the Company as compared to the NASDAQ Composite Index and the NASDAQ Financial Industry Index . Prior to June 6, 1996 the Company was engaged in a business (real estate ownership and management) which is unrelated to its current business (financial services). Further, the Company's management changed completely on June 6, 1996, as part of a reorganization. The Company believes therefore that a comparison covering the period prior to June 6, 1996 would not be meaningful and could be misleading.


                     COMPARISON OF CUMULATIVE TOTAL RETURN
                    OF COMPANY, PEER GROUP AND BROAD MARKET


                                          FISCAL YEAR ENDING
                           ------------------------------------------------
COMPANY                    1996    1996     1996     1996     1997    1997

NAB ASSET CORPORATION       100   132.11   120.96   227.82   176.15  154.42
PEER GROUP                  100   100.21   108.70   120.65   125.86  146.57
BROAD MARKET                100    95.63    98.54   103.22    97.66  115.54


THE PEER GROUP CHOSEN WAS:
NASDAQ FINANCIAL

THE BROAD MARKET INDEX CHOSEN WAS:
NASDAQ MARKET INDEX


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the number and percentage of shares of NAB Common Stock (its only class of voting securities) owned beneficially as of September 23, 1997 (i) by each person known to the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) by each director and executive officer of the Company, and (iii) by all directors and executive officers of the Company as a group. The table also sets forth the business address of each such 5% beneficial owner. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares shown as beneficially owned.

                                                   Number                        Percent
                                                 of Shares                       of Class
   Name and Address                                Owned                   Beneficially Owner
   ----------------                              ---------                 ------------------
Robert Bettigole                                         0                           *

Charles E. Bradley, Jr.                           1,934,706(1)                   38.00%
c/o Consumer Portfolio Services, Inc.
2 Ada
Irvine, CA 92618

Charles E. Bradley, Sr.                           1,934,706(1)                   38.00%
c/o Stanwich Partners, Inc.
One Stamford Landing
62 Southfield Avenue
Stamford, CT 06902

Michael W. Caton                                          0                          *

James B. Gardner                                          0                          *

Emil A. Nakfoor                                       3,600(2)                       *

Alan Ferree                                               0                          *

James Hinton                                              0                          *

All officers and directors as a group             1,938,306(3)                   38.07%
(eight persons)

Consumer Portfolio Services, Inc.                 1,934,706                      38.00%
2 Ada
Irvine, CA 92618

Thomas F. Steyer, et. al                            347,590(4)                    6.83%
c/o Farallon Capital Management, L.L.C.
One Maritime Plaza, Suite 1325
San Francisco, CA 94111

Greenhaven Associates, Inc.                         417,825(5)                    8.21%
Three Manhattanville Road
Purchase, NY 10577

Central National-Gottesman, Inc., et al             339,825(6)                    6.67%
Three Manhattanville Road
Purchase, NY 10577

* Indicates less than 1%

(1) These shares are owned by Consumer Portfolio Services, Inc. ("CPS"). The named individual may be deemed to be a beneficial owner of such shares because he is an executive officer and a director of CPS.

(2) Includes 225 shares which are owned by Mr. Nakfoor's wife and as to which Mr. Nakfoor (i) has no voting or investment power and (ii) disclaims beneficial ownership.

(3)  Includes the shares as to which notes (1) and (2), above, apply.

(4) Farallon Partners, L.L.C. ("FPLLC") is the general partner of 4 partnerships which collectively own 296,032 shares of NAB Common Stock (the "Partnerships' Shares") for their own accounts. Farallon Capital Management, L.L.C. ("FCMLLC") is an investment advisor to certain managed accounts which collectively own 51,558 such shares (the "Managed Account Shares"). As managing members of FPLLC and FCMLLC, Enrique H. Boilini, David I. Cohen, Joseph F. Downes, Jason M. Fish, Andrew B. Fremder, William
     F. Mellin, Stephen L. Millham, Meridee A. Moore and Thomas F. Steyer have shared voting and investment power as to, and may be deemed to be beneficial owners of, the Partnership's Shares and the Managed Account Shares for purposes of Rule 13d-3 under the Securities Exchange Act of 1934 ("Rule 13d-3"). As a managing member of FPLLC, Fleur E. Fairman has shared voting and investment power as to, and may be deemed to be the beneficial owner of, the Partnerships' Shares for purposes of Rule 13d-3. Each of such individuals has disclaimed beneficial ownership of such shares. The foregoing information is based solely upon the information contained in the joint Amendment No. 10 to Schedule 13D dated August 19, 1997, filed with the Securities and Exchange Commission (the "SEC") by FPLLC, FCMLLC, the individuals referred to in this Note (4) and certain others.

(5) Greenhaven Associates, Inc. ("Greenhaven"), an investment adviser under the Investment Advisers Act of 1940 that is owned and controlled by Edgar Wachenheim, III, has sole voting and investment power with respect to 131,025 such shares and shared investment power with respect to 286,800 such shares held in other customers' accounts managed by Greenhaven. No such client has an interest that relates to more than 5% of the outstanding shares of Common Stock. The above information is based upon information contained in Amendment No. 7 to a Schedule 13G dated January 6, 1997, filed with the SEC by Greenhaven.

(6) The following entities and individuals have filed with the SEC a joint Amendment No. 3 to Schedule 13G dated January 30, 1997 as to these shares:
     Central National Gottesman, Inc., Asgot Securities, Inc., Central National Gottesman Profit Sharing Trust, Sue and Edgar Wachenheim Foundation, Cenwac Securities, Inc., Cenro Corporation, Sejak Corporation, Edgar Wachenheim III, James G. Wallach, Kate W. Cassidy, Kenneth L. Wallach and Mary & James
     G. Wallach Foundation. The filing states that all persons and entities making the filing have shared power to vote and dispose of the shares covered by such filing, except that Mr. Wachenheim has sole power to vote and dispose of 21,375 of such shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In July 1996 the Company acquired from CPS 84% percent of the outstanding voting common stock of MPS for a purchase price of $300,000 in cash. The purchase price was determined by negotiation between Charles E. Bradley, Sr. for CPS and Michael W. Caton for NAB based upon the franchise value and anticipated future earnings capacity of MPS. CPS had acquired such MPS stock from Stanwich Partners, Inc. in June 1996 for $25,000 pursuant to an option to purchase.

         The Company also acquired $2.25 million of MPS preferred stock from MPS in July 1996 through conversion of debt to equity and contributed approximately $249,000 to the additional paid-in capital of MPS. In June, 1996, MPS used a portion of the proceeds from a loan by NAB (subsequently converted by NAB to preferred equity, as described above) to redeem certain shares of MPS preferred stock then owned by CPS for $1,056,000, the amount specified for redemption of such shares in MPS's Certificate of Incorporation.

         In July 1996 the Company (1) purchased from CARS USA, Inc. ("CARS") 80% of the common stock and 100% of the preferred stock of CARS for a total of $500,000 and (2) made a $1,000,000 subordinated loan to CARS. Mr. Charles E. Bradley, Jr., a NAB director, then owned a 10% equity interest in CARS. In June, 1997, after CARS had incurred losses of approximately $1,394,000 since July 1996, the Company sold its debt and equity interests in CARS to a company owned by Mr. Bradley, Sr., and Mr. Bradley, Jr., for a purchase price of $1,500,000, consisting of $200,000 in cash and a $1,300,000
promissory note.   The promissory note is payable in installments of $500,000 in
June 1998 and $800,000 in June 1999, and it bears interest at the rate of 9% per annum payable quarterly in arrears.

         When it was a NAB subsidiary, CARS had a $800,000 used car flooring line of credit with CPS. The borrowings had an interest rate of 11% per annum. Interest paid under the line totaled $15,000 in 1996. During the year ended December 31, 1996, CARS purchased used vehicles from CPS totaling $725,000. At December 31, 1996 the Company had a liability to CPS totaling $275,000 for investment banking and management services assistance related to the acquisition and operations of CARS and MPS. As noted in the preceding paragraph, NAB has sold its interest in CARS.

         During 1991, Mr. Emil Nakfoor, a director of the Company, was retained by the Company as a consultant on a month by month basis to assist management with respect to various matters. Mr. Nakfoor was paid a consulting fee of $3,750 per month from which he reimbursed the Company $250 per month in rent. Mr. Nakfoor received a net amount of $42,000 for his services in 1994 and 1995. In 1996, Mr. Nakfoor received $19,000 for his services until June, 1996.

         The Company advanced to Mr. Caton $80,000 for his relocation expenses upon his employment in 1996. The advance is due in 1999, bears no interest and is unsecured. In January 1997, Mr. Caton repaid $25,000 of this advance.

         Mr. Bradley, Sr. and Mr. Bradley, Jr., together own 85% of the outstanding common stock of Stanwich Financial Services Corp. ("SFSC"). In June 1997 SFCS made an $800,000 loan to NAB. The loan bears interest at the rate of 14% per annum and is payable on October 31, 1997. The purpose of the loan was to provide short-term working capital for NAB and its subsidiaries.

         In August 1997 SFSC provided a line of credit to NAB under which NAB may borrow up to $5,000,000 from SFSC through July 31, 2000. NAB's obligation under the line of credit are evidenced by a promissory note (the "First Credit Line Note"). In August 1997, SFSC made an initial advance to NAB under the First Credit Line Note in the amount of $3,500,000. NAB used the entire proceeds of such initial advance to make a loan to MPS, which loan is subordinated to the indebtedness of MPS to its senior secured bank lender. NAB is obligated to use the proceeds of any future advances under the First Credit Line Note to make loans to MPS. The principal amount outstanding at any time under the First Credit Line Note bears interest at the rate of 16% per annum payable quarterly in arrears. The First Credit Line Note is payable on the earlier to occur of September 30, 2000 or the date, if any, on which NAB ceases to own more than 80% of the outstanding shares of MPS. NAB has the right to prepay the principal of the First Credit Line Note at any time in multiples of $250,000 without penalty.

         In September 1997, SFSC made a $2,500,000 loan to NAB. The loan bears interest at the rate of 14% per annum, payable quarterly in arrears. The principal is payable on September 30, 2000. NAB has the right to prepay the principal of this loan at any time in multiples of $250,000 without penalty. NAB is also obligated to pay SFSC a closing fee of $25,000 (1%) in connection with this loan. NAB used the proceeds of this loan to make a $2,500,000 advance to its subsidiary NAFCO, Inc., which is in the business of providing financing to rent-to-own businesses.

         NAB owns 80% of the authorized shares of common stock of MPS. Mr. Hinton and certain other key employees of MPS (the "MPS Managers") own or have options to acquire from MPS 20% of such authorized shares. In addition, the MPS Managers have options, exercisable only if certain conditions are satisfied, to acquire from NAB up to 20% of such authorized shares. Pursuant to agreements entered into in 1997, if certain conditions are satisfied, from March 2001 (or earlier under certain circumstances) to December 2005, such shares owned or acquired by the MPS Managers are subject to put and call options which if exercised, will obligate MPS, or will give MPS the right, to purchase such shares. The put and call options are exercisable at various times during the period. The purchase price payable by MPS for these shares depends upon several factors, including the future earnings and value of MPS, but in no event will the aggregate price result in a gain for the MPS Managers in an amount that is more than 40% of the total value of MPS as of the applicable determination date, and such price may be substantially less than that amount or even nominal. Mr. Hinton's share of the total amount payable to the MPS Managers for their MPS shares is 37.5%, unless certain events, such as early termination of his employment, occur, in which case his share may be substantially less. Under certain conditions, NAB has the right under the agreements to assume MPS's obligation to purchase the MPS Managers' shares, and if it does so, NAB may pay the purchase price in cash or in shares of NAB Common Stock.

         CPS has expressed an interest in acquiring MPS from NAB, and discussions about such a transaction have been held and are continuing between representatives of NAB and CPS. If terms are agreed upon, the transaction will be subject to approval by a majority of NAB's directors other than Mr. Bradley, Sr. and Mr. Bradley, Jr., who have stated that they would abstain from voting on this matter as NAB directors because they are affiliates of CPS.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires Company's directors and executive officers, and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such officers, directors and 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of such forms that it received, or written representations from reporting persons that no Forms 5 were required for such person, the Company believes that, during fiscal 1996, Section 16(a) filing requirements were satisfied on a timely basis except as follows: Each of Messrs. Bettigole, Bradley, Jr., Caton, Ferree and Nakfoor filed his initial report on Form 3 on a timely basis, but did not include in such filing a contingent stock option, now terminated, which was granted to him at or about the time he first became a director or executive officer of NAB. Each subsequently reported such transaction in a Form 5.

         Each of Mr. Gardner and Timothy G. Hanson (NAB's Controller) filed late his initial report on Form 3 and reported late a contingent stock option (now terminated) which was granted to him at or about the time he first became a director or employee of NAB. Each subsequently reported such transaction in a Form 5. All transactions and holdings of which the Company has knowledge have now been reported.



                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         KPMG Peat Marwick, LLP served as the Company's independent accountants for the fiscal year ended December 31, 1996. The Board of Directors expects that representatives of KPMG Pear Marwick LLP will be present at the Annual Meeting of Stockholders, will be given an opportunity to make a statement at such meeting if they desire to do so and will be available to respond to appropriate questions.


    CONDUCT OF BUSINESS AT ANNUAL MEETINGS-SHAREHOLDER PROPOSALS

         Under NAB's By-laws, at an annual meeting of shareholders only such business may be conducted as shall have been properly brought before the meeting. Business is considered properly brought before the meeting if it is (1) specified in the notice of the meeting given by or at the direction of the Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (3) properly brought before the meeting by a shareholder of the Company.

         Business is considered properly brought before an annual meeting by a shareholder if he gives timely notice of such business in writing to the Company's Secretary and if such business is not of a type that could be omitted by the Company from its proxy statement under the applicable rules and regulations of the Securities and Exchange Commission. To be timely, a shareholder's notice must be received at the

Company's principal executive offices not less than 60 days nor more than 180 days prior to the anniversary date of the preceding annual meeting, except that, if the date of an annual meeting is more than 45 days later than the anniversary date of the preceding annual meeting, the shareholder's notice must be received not later than the close of business on the tenth day following the date of mailing of the notice of the annual meeting or public disclosure of the meeting.

         If the business proposed to be brought before the meeting by a shareholder is his nomination for the election of one or more persons as directors, to be effective, his notice of such business to the Company must set forth (a) the name and address of such shareholder; (b) a representation that the shareholder is a holder of record of NAB Common Stock entitled to vote at the meeting and intends to appear in person at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and each other person (naming each) pursuant to which the nomination is to be made; (d) such other information regarding the nominees as would be required to be included in a proxy statement filed under the proxy rules of the Securities and Exchange Commission if the nominee had been nominated by the Board of Directors; and (e) the consent of each nominee to serve as a director if elected. A shareholder who is not entitled to vote in the election of directors may not nominate a person for election as a director.

         A shareholder's notice of any other business to be brought before an annual meeting by him shall set forth, as to each of his proposed items of business, (a) a brief description of such business, (b) his name and address as they appear on the Company's books, (c) the number of shares of NAB Common Stock which he beneficially owns and (d) any material interest which he has in such business.

         If a shareholder's ownership of shares of NAB Common Stock (as set forth in his notice) is solely beneficial (i.e. his shares are held for him in the name of another person or entity), documentary evidence of his ownership must be included with his notice.

         This year's Annual Meeting is being held more than 45 days later than the anniversary date of the last annual meeting, and the notice of the meeting is being mailed on October 16, 1997. Therefore, a shareholder's notice of his intention to bring any business before the Annual Meeting must be received by the Company at or before the close of business on October 26, 1997.

         The Board of Directors knows of no matters, other than the election of directors, which are to be brought to a vote at the Annual Meeting. However, if any other matter does come before the Annual Meeting, the persons appointed in the proxy accompanying this Proxy Statement will vote in accordance with their best judgment on such matters.

         The Company expects to hold its 1998 annual meeting of shareholders in June 1998. If a shareholder wishes to have a proposal considered for inclusion in the Company's proxy statement and form of proxy for the 1998 annual meeting, he should submit the proposal to the Company prior to March 15, 1998.

         Shareholders notices and proposals, which, as noted above, must be in writing, should be sent to Alan Ferree, Secretary, NAB Asset Corporation, 19200 Von Karman Avenue, Suite 950, Irvine, CA 92612. Notices and proposals should be delivered to the Company personally or by certified United States mail, return receipt requested, postage prepaid.

                             ADDITIONAL INFORMATION

         The Company is using its Annual Report on Form 10-K for the year ended December 31, 1996 (excluding Amendment No. 1 to the Form 10-K) as filed with the Securities and Exchange Commissions, as its Annual Report to Shareholders for such year. This Report is being mailed with this Proxy Statement to all Shareholders entitled to vote at the Annual Meeting. The information required to be included in Amendment No. 1 to the Form 10-K (regarding Directors, Officers, Control Persons and Section 16(a) Beneficial Ownership Reporting Compliance; Executive Compensation; Security Ownership of Certain Beneficial Owners and Management; and Certain Relationships and Related Transactions) is included in this Proxy Statement.

         The Company will furnish without charge a copy of its Form 10-K to any shareholder upon request to Alan Ferree, Secretary, NAB Asset Corporation, 19200 Von Karman Avenue, Suite 950, Irvine, California 92612.

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

                        PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF STOCKHOLDERS
                             NAB ASSET CORPORATION

                               NOVEMBER 4, 1997




                Please Detach and Mail in the Envelope Provided

[X] Please mark your votes as in this example.


                             FOR all of the NOMINEES        WITHHOLD AUTHORITY
                           for director listed at right    to vote for election
                           (except as indicated to the        of all nominees
                                 contrary above)               for director.

(1) ELECTION OF DIRECTORS:             [_]                         [_]

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that person's name in the space provided below.)

____________________________________________________

NOMINEES:  Charles E. Bradley, Sr.
           Michael W. Caton
           Charles E. Bradley, Jr.
           James B. Gardner

(2) To consider and take action upon any other matter which may properly come before the meeting or any adjournment or postponement thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR each of the nominees listed herein or, if any one or more of the nominees becomes unavailable, FOR another nominee or other nominees to be selected by the Board of Directors.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE______________________________________ DATE_________________, 1997

SIGNATURE______________________________________ DATE_________________, 1997

Note: Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears thereon.

                             NAB ASSET CORPORATION
                    PROXY -- ANNUAL MEETING OF SHAREHOLDERS
                           TUESDAY, NOVEMBER 4, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned holder of Common Stock of NAB Asset Corporation (the "Company") hereby appoints Michael W. Caton and Alan Ferree, or any of them, proxies of the undersigned with full power of substitution, to vote at the Annual Meeting of Shareholders of the Company to be held on Tuesday, November 4, 1997, at 8:30 a.m., PST, at 2 Ada, Irvine, CA 92618, and at any adjournment or postponement thereof, the number of votes that the undersigned would be entitled to cast if personally present.

  PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE, WHICH REQUIRES
                  NO POSTAGE IF MAILED IN THE UNITED STATES.

                  (CONTINUED AND TO BE SIGNED ON OTHER SIDE)